As filed with the Securities and Exchange Commission on September 30, 1998.
                                                           Registration No.333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           SOUTHWESTERN ENERGY COMPANY
             (Exact name of registrant as specified in its charter)

         Arkansas                                       71-0205415
(State or other jurisdiction of             (I.R.S. employer identification no.)
 incorporation or organization)

                                1083 Sain Street
                          Fayetteville, Arkansas 72703
           (Address of principal executive offices including zip code)

              Southwestern Energy Company 1993 Stock Incentive Plan Employee Stock Option and Restricted Stock Agreements
                            (Full title of the plan)

                               Charles E. Scharlau
                            Chief Executive Officer
                                1083 Sain Street
                          Fayetteville, Arkansas 72703
                                 (501) 521-1141
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                   Proposed    Proposed
                                   maximum     maximum
Title of securities  Amount to be  offering    aggregate          Amount of
to be registered     registered    price per   offering         registration
                                    share       price              fee
Common Stock,         616,480
$.10 par value       shares(1)(2)    (3)     $6,000,449(3)        $1,771
===================  ============  =========  ==============  ==================

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends, merger or combination or similar events.
(2) Each share is accompanied by a common stock purchase right pursuant to the Registrant's Shareholder Rights Agreement, dated May 5, 1989, with the First National Bank of Chicago, as Rights Agent.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457. The Proposed Maximum Aggregate Offering Price is based on an aggregate of (a) 100,000 shares presently subject to stock options at an exercise price of $11.9375 per share, (b) 9,500 shares presently subject to stock options at an exercise price of $11.5625 per share, (c) 1,500 shares presently subject to stock options at an exercise price of $11.375 per share,
(d) 20,000 shares presently subject to stock options at an exercise price of $11.25 per share, (e) 5,000 shares presently subject to stock options at an exercise price of $11.00 per share, (f) 1,400 shares presently subject to stock options at an exercise price of $10.8125 per share, (g) 3,000 shares presently subject to stock options at an exercise price of $10.625 per share, (h) 2,400 shares presently subject to stock options at an exercise price of $10.5625 per share, (i) 6,000 shares presently subject to stock options at an exercise price of $9.1875 per share, (j) 7,000 shares presently subject to stock options at an exercise price of $9.4375 per share, (k) 400 shares presently subject to stock options at an exercise price of $8.75 per share, (l) 5,000 shares presently subject to stock options at an exercise price of $6.8125 per share, and (m) the average of the high and low prices reported on the New York Stock Exchange on September 28, 1998, of $9.1563 per share with respect to up to 425,000 shares issuable in connection with stock options and shares of restricted stock awarded or to be awarded under the Southwestern Energy Company 1993 Stock Incentive Plan and with respect to the reofferings or resales of 30,280 shares of restricted stock previously awarded under certain restricted stock agreements.

          STATEMENT OF INCORPORATION BY REFERENCE AND EXPLANATORY NOTE

         This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-89914, filed by Southwestern Energy Company (the "Company") with the Securities and Exchange Commission on May 15, 1996, relating to the Company's 1993 Stock Incentive Plan. This Registration Statement on Form S-8 registers an additional 425,000 shares of the Company's Common Stock, together with related Common Stock purchase rights, which may be issued under the terms of the Company's 1993 Stock Incentive Plan, 161,200 shares of the Company's Common Stock, together with related Common Stock purchase rights, which may be issued under the terms of certain stock options agreements granted by the Company and 30,280 shares of the Company's Common Stock, together with related Common Stock purchase rights, previously issued to certain employees pursuant to restricted stock agreements and which may be resold by such employees pursuant to the Prospectus filed as a part of the Registration Statement.

         The  information  required by Part I of Form S-8 to be contained in the
Section 10(a) Prospectus to be used for offers and sales of the Company's Common Stock covered by this Registration Statement has been omitted in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8. The Prospectus filed as a part of this Registration Statement (the "Reoffer Prospectus") has been prepared in accordance with the requirements of
Part I of Form S-3 pursuant to the Instructions to Form S-8, and the Reoffer Prospectus may be used for reofferings and resales of the Company's Common Stock described therein.

PROSPECTUS
                           Southwestern Energy Company
                          Common Stock ($.10 Par Value)
                   (and attached common stock purchase rights)

         This Prospectus relates to up to 1,830,280 shares (the "Shares") of Common Stock, par value $.10 per share, including attached common stock purchase rights (collectively, the "Common Stock"), of Southwestern Energy Company, an Arkansas corporation (the "Company"), which may be offered for resale by certain officers and employees of the Company (the "Selling Shareholders"). The Selling Shareholders have acquired and/or may in the future acquire the Shares under the Southwestern Energy Company 1993 Stock Incentive Plan (the "1993 Plan") and certain stock option and restricted stock agreements (the "Agreements").

         It is anticipated that Selling Shareholders will offer Shares for sale at prevailing prices on the New York Stock Exchange on the date of sale. The Company will receive none of the proceeds from the sale of the Shares that may be offered hereby, but may receive funds on the exercise of options pursuant to which the Selling Shareholders may acquire the Shares. All expenses of registration incurred in connection herewith are being borne by the Company, however, all selling commissions and other expenses incurred by any Selling Shareholder in connection with the sale of Shares will be borne by the Selling Shareholder.

         The Selling Shareholders and any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which case any commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act of 1933, as amended (the "Securities Act").

         The Company's Common Stock is listed on the New York Stock Exchange under the symbol "SWN." The last reported sale price of the Company's Common Stock on the New York Stock Exchange on September 28, 1998, was $9.00.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized to give any information or make any representation not contained in this Prospectus, and, if given or made, such information should not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which, or to any person to which, such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any distribution of securities made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company or in any other information contained herein since the date of this Prospectus.

                The date of this Prospectus is September 30, 1998

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  information   requirements  of  the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its principal office located at 450 Fifth Street, N.W., Washington, D.C. 20549, the Chicago Regional Office located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661, and the New York Regional Office located at Suite 1300, Seven World Trade Center, New York, New York 10048. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information filed electronically by the Company with the Commission which can be accessed over the Internet at http://www.sec.gov. In addition, such material can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are incorporated herein by reference and made a part hereof:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, and June 30, 1998;

         3. The Company's Current Reports on Form 8-K dated May 22, 1998, and May 27, 1998;

         4. The Company's Registration Statement on Form 8-A dated October 23, 1981, as updated by the Company's Current Report on Form 8-K dated July 8, 1993; and

         5.       The Company's Registration Statement on Form 8-A dated May 10,
                  1989.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such documents.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral requests of any such person, a copy of any or all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Written requests to the Company for such copies should be directed to: Southwestern Energy Company, P. O. Box 1408, Fayetteville, Arkansas 72702-1408, Attention: Corporate Secretary. Telephone requests to the Company may be directed to (501) 521-1141.

                                TABLE OF CONTENTS

                                                                            Page
Use of Proceeds................................................................3
Selling Shareholders...........................................................3
Plan of Distribution...........................................................5
Experts........................................................................6
Legal Opinion..................................................................6
Indemnification................................................................6

                                 USE OF PROCEEDS

         Shares sold pursuant to this Prospectus will be sold by Selling Shareholders for their own accounts and they will receive all proceeds from any such sale. The Company will receive none of the proceeds from any sale of Shares offered hereby but may receive funds upon the exercise of options granted to Selling Shareholders under the 1993 Plan and the Agreements. The Company will add any such funds to its general funds and use them for working capital and general corporate purposes.

                              SELLING SHAREHOLDERS

         The Shares are being registered for reoffers and resales by Selling Shareholders who may acquire or have acquired such Shares pursuant to grants of such Shares or pursuant to the exercise of stock options granted to them under the 1993 Plan or the Agreements. The purchase price for any Shares which may be acquired under an option granted under the 1993 Plan or the Agreements is equal to the fair market value of the Company's Common Stock on the date the option was granted. The Selling Shareholders named on the following table may resell all, a portion of, or none of the Shares they acquire pursuant to the 1993 Plan or the Agreements. Key employees deemed to be "affiliates" of the Company within the meaning of Rule 405 under the Securities Act who acquire Shares or options to acquire Shares may be added to the Selling Shareholders listed below from time to time, and the number of Shares eligible to be reoffered by the Selling Shareholders listed below may be adjusted, either by means of a post-effective amendment hereto or by use of a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act.

         The individuals currently holding options and/or shares of restricted stock under the 1993 Plan or the Agreements and who may be eligible to resell Shares under this Prospectus, and the amounts of Shares eligible to be resold, are as follows:




                                                                                                 Shares Eligible to
Selling Shareholder                                 Position with the Company                       be Reoffered
-------------------                                 -------------------------                       ------------
Charles E. Scharlau................ Chief Executive Officer and Chairman of the Board                 414,996(1)
Harold M. Korell................... President and Chief Operating Officer                             210,882(1)
Gregory D. Kerley.................. Senior Vice President and Chief Financial                         101,273(1)
                                     Officer
Debbie J. Branch................... Senior Vice President, Southwestern Energy Services                38,920(1)
                                     Company and Southwestern Energy
                                     Pipeline Company
Charles V. Stevens................. Senior Vice President, Arkansas Western Gas                        54,643(1)
                                     Company
Alan H. Stevens.................... Senior Vice President, Southwestern Energy                        138,000(2)
                                     Production Company and SEECO, Inc.
Teresa L. Baker.................... Senior Landman, Southwestern Energy Production                        240(3)
                                     Company
John W. Batson..................... Staff Geophysicist, Southwestern Energy                             1,000(3)
                                     Production Company
William K. Butler.................. Senior Production Engineer, Southwestern Energy                       420(3)
                                     Production Company
Alan R. Clemens.................... Staff Geophysicist, Southwestern Energy                             1,000(3)
                                     Production Company
Jimmy R. Dewbre.................... Land Manager, Southwestern Energy Production                        1,000(3)
                                     Company
Patrick T. Gordon.................. Senior Production Geologist, Southwestern Energy                      590(3)
                                     Production Company
Dale J. Kardash.................... District Engineer, Southwestern Energy Production                     590(3)
                                     Company
Karl A. Knudson.................... Senior Reservoir Engineer, Southwestern Energy                      1,000(3)
                                     Production Company
Richard F. Lane.................... Exploration Manager, Southwestern Energy                            1,820(3)
                                     Production Company
Richard C. Merrill................. Staff Exploration Geologist, Southwestern Energy                      750(3)
                                     Production Company
Freda R. O'Brien................... Staff Reservoir Engineer, Southwestern Energy                         750(3)
                                     Production Company
Robert C. Pace                      Staff Geologist, Southwestern Energy Production                     1,000(3)
                                     Company


                                                        -4-




                                                                                                 Shares Eligible to
Selling Shareholder                                 Position with the Company                       be Reoffered
-------------------                                 -------------------------                       ------------
Phillip R. Shelby.................. Senior Production Geologist, Southwestern Energy                     420(3)
                                     Production Company
Joe A. Stubblefield................ Drilling Manager, Southwestern Energy Production                   1,500(3)
                                     Company
Elsie C. Sullivan.................. Staff Geologist, Southwestern Energy Production                    1,000(3)
                                     Company
Ricardo Vasquez.................... Staff Geologist, Southwestern Energy Production                      600(3)
                                     Company
Matt B. Williams................... Senior Geologist, Southwestern Energy Production                     600(3)
                                     Company
Daniel R. Zebrowski................ Staff Geophysicist, Southwestern Energy                            1,000(3)
                                     Production Company


(1) Represents shares of Common Stock which may be acquired upon the exercise of options granted under the 1993 Plan and shares of restricted Common Stock issued under the 1993 Plan.

(2) Includes 20,000 shares of Common Stock which may be acquired upon the exercise of options granted under the 1993 Plan, 3,000 shares of restricted
Common Stock issued under the 1993 Plan, 100,000 shares of Common Stock which may be acquired upon the exercise of options granted pursuant to a non-qualified stock option and limited stock appreciation right agreement and 15,000 shares of restricted Common Stock issued pursuant to a restricted stock agreement.

(3) Represents shares of restricted Common Stock issued pursuant to restricted stock agreements.

                              PLAN OF DISTRIBUTION

         The Selling Shareholders have not advised the Company of any specific plans for the distribution of Shares covered by this Prospectus but, if and when such Shares are sold, it is anticipated that the Shares will be sold from time to time primarily in transactions on the New York Stock Exchange at the market price then prevailing. Sales also may be made through negotiated transactions or otherwise, at prices related to such prevailing market price or otherwise. If Shares are sold through brokers, the Selling Shareholders may pay customary brokerage commissions and charges. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and or the purchaser of the Shares so sold for whom such broker-dealers may act or to whom they may sell as principal or both (which compensation, as to a particular broker-dealer, may be in excess of customary commissions). The Selling Shareholders and any broker-dealers that act in connection with any sale of Shares hereunder may be deemed to be "underwriters" within the meaning of

Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of Shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. Shares covered by this Prospectus also may be sold under Rule 144 or another exemption under the Securities Act rather than pursuant to this Prospectus.

         There can be no assurance that the Selling Shareholders will sell any or all of the Shares offered by them hereby.

                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 1997, and for each of the three years in the period ended December 31, 1997, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                  LEGAL OPINION

         Jeffrey L. Dangeau, Esq. has opined as to the validity of the Shares. As of September 30, 1998, Mr. Dangeau beneficially owned 62,226 shares of Common Stock, including 4,653 shares granted under the 1993 Plan as restricted stock and options to purchase 51,109 shares granted under the 1993 Plan that are expected to become exercisable at various times over a period not to exceed nine years beginning at the date of each grant, but which would become exercisable immediately upon a "change in control" of the Company, as defined in the 1993 Plan.

                                 INDEMNIFICATION

         Section 4-27-850 of the Arkansas Code Annotated provides that the Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, against expenses, judgments, fines and amounts paid in settlements reasonably incurred by him in connection with such action or proceeding if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Company. In addition, the Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company against expenses actually reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable for negligence or misconduct unless and only to the extent the court in which
                                       -6-
such action was brought shall determine that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Article VII, Section 6, of the Company's Bylaws provides that the Company's officers and directors shall be indemnified to the fullest extent permitted by law in connection with any actual or threatened action or proceeding arising out of their service to the Company (including service to a subsidiary of the Company) or to any other organization at the Company's request.

         The Company has entered into indemnification agreements with each of its directors and officers under which the Company has agreed to indemnify its directors and officers against liabilities and litigation costs resulting from their service to the Company. The Company also maintains directors' and officers' liability insurance.

         Section 4 of the 1993 Plan provides as follows:

         No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents heretofore filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, and June 30, 1998;

         (3) The Company's Current Reports on Form 8-K dated May 22, 1998, and May 27, 1998;

         (4) The Company's Registration Statement on Form 8-A dated October 23, 1981, as updated by the Company's Current Report on Form 8-K dated July 8, 1993; and

         (5)      The  Company's  Registration  Statement  on Form 8-A  dated
                  May 10, 1989.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Jeffrey L. Dangeau, Esq. has opined as to the validity of the Shares. As of September 30, 1998, Mr. Dangeau beneficially owned 62,226 shares of Common Stock, including 4,653 shares granted under the Company's 1993 Stock Incentive Plan (the "1993 Plan") as restricted stock and options to purchase 51,109 shares granted under the 1993 Plan that are expected to become exercisable at various times over a period not to exceed nine years beginning at the date of each grant, but which would become exercisable immediately upon a "change in control" of the Company, as defined in the 1993 Plan.

Item 6.  Indemnification of Directors and Officers.

         Section 4-27-850 of the Arkansas Code Annotated provides that Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, against expenses, judgments, fines and amounts paid in settlements reasonably incurred by him in connection with such action or proceeding if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Company. In addition, the Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company against expenses actually reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable for negligence or misconduct unless and only to the extent the court in which such action was brought shall determine that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Article VII, Section 6, of the Company's Bylaws provides that the Company's officers and directors shall be indemnified to the fullest extent permitted by law in connection with any actual or threatened action or proceeding arising out of their service to the Company (including service to a subsidiary of the Company) or to any other organization at the Company's request.

         The Company has entered into indemnification agreements with each of its directors and officers under which the Company has agreed to indemnify its directors and officers against liabilities and litigation costs resulting from their service to the Company. The Company also maintains directors' and officers' liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

         Prior to the effectiveness of the initial filing of this Registration Statement, options to purchase 161,200 shares of the Company's Common Stock and 30,280 restricted shares of Common Stock were awarded pursuant to the certain stock option and restricted stock agreements in connection with the commencement of employment with the Company. Registration of the shares of Common Stock was not required because the awards of such options and shares did not constitute a "sale" for purposes of the Securities Act because no cash or other tangible or definable consideration was paid for such awards. See SEC Release 33-6188, SEC Docket Volume 19, No. 7 at 482 (February 19, 1980). In addition, such transactions did not involve a public offering and were therefore exempt pursuant to the provisions of Section 4(2) under the Act.

Item 8.  Exhibits.

Exhibit Number      Description

         5.1             Opinion of Jeffrey L. Dangeau, Esq.

        23.1             Consent of Independent Public Accountants.

        23.2 Consent of Jeffrey L. Dangeau, Esq. (contained in the opinion included in Exhibit 5.1).

        24 Power of Attorney (included on page II-6 of this Registration Statement).

        99.1 Southwestern Energy Company 1993 Stock Incentive Plan, as amended and restated as of February 18, 1998.

        99.2 Restricted Stock Agreement dated January 2, 1998, between Southwestern Energy Company and Alan H. Stevens.

        99.3             Non-qualified    Stock   Option   and   Limited   Stock
                         Appreciation Right Certificate dated January 2, 1998, between Southwestern Energy Company and Alan H. Stevens.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided,  however,  that the  undertakings  set  forth  in  paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fayetteville, State of Arkansas on the 30th of September, 1998.

                                                     SOUTHWESTERN ENERGY COMPANY


                                                By: /s/ Charles E. Scharlau
                                                   -----------------------------
                                                         Charles E. Scharlau
                                                      Chairman of the Board and
                                                       Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Charles E. Scharlau and Gregory D. Kerley, each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                               Title                                           Date

/s/ Charles E. Scharlau                 Chairman of the Board and                       September 30, 1998
--------------------------              Chief Executive Officer
Charles E. Scharlau                     (Principal Executive Officer)

/s/ Gregory D. Kerley
--------------------------              Senior Vice President--                         September 30, 1998
Gregory D. Kerley                       Finance and Chief Financial
                                        Officer (Principal Financial Officer)

/s/Stanley T. Wilson                    Controller and Chief Accounting                 September 30, 1998
-------------------------               Officer (Principal Accounting Officer)
Stanley T. Wilson




                                      II-6



Signature                               Title                                           Date



/s/ Lewis E. Epley, Jr.                 Director                                        September 30, 1998
---------------------------------
Lewis E. Epley, Jr.


/s/ John Paul Hammerschmidt             Director                                        September 30, 1998
---------------------------
John Paul Hammerschmidt


/s/ Robert L. Howard                    Director                                        September 30, 1998
-------------------------------
Robert L. Howard


/s/ Kenneth R. Mourton                  Director                                        September 30, 1998
------------------------------
Kenneth R. Mourton





                                      II-7